Exhibit 99.1

MISONIX REPORTS RECORD FOURTH QUARTER AND

FISCAL YEAR 2018 REVENUE

Fiscal Year 2018 Revenue Rises 35% to $36.7 Million

FARMINGDALE, N.Y., (September 5, 2018) – Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices that enhance clinical outcomes, today reported financial results for the fiscal 2018 fourth quarter and year ended June 30, 2018 as summarized below:

($ in millions)	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenue	$8.6	$7.9	$36.7	$27.3
Gross Profit	$6.1	$5.5	$26.9	$19.1
GP Percentage - product revenue	70.8%	69.9%	70.0%	69.9%
Pretax loss from continuing operations	$(1.8)	$(1.1)	$(2.4)	$(2.9)
Net loss	$(1.8)	$(0.4)	$(7.6)	$(1.7)

EBITDA (1)	$(1.1)	$(0.9)	$(0.8)	$(1.6)
Adjusted EBITDA (1)	$(0.2)	$(0.3)	$4.2	$(0.5)

	June 30,	June 30,
	2018	2017
Long Term Debt	$—	$—
Cash	$11.0	$11.6

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included on page 6 of this press release.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “Our fourth quarter and fiscal 2018 top-line financial results mark the conclusion of another year of significant company-wide improvements and growth for Misonix. The ongoing and successful execution of our strategies to aggressively expand our leading ultrasonic medical device platform resulted in a 35% rise in annual revenues to a record $36.7 million, exceeding the high-end of our fiscal 2018 guidance. Record top-line growth drove a 41% increase in annual gross profit, while maintaining our healthy gross margin on product sales of 70%. The significant improvement in our fiscal 2018 top- and bottom-line financial performance reflects the added value we are generating from our growth investments and our continued progress in positioning Misonix for ongoing sustainable growth and future profitability. With the positive operating momentum across our business and a strong balance sheet, Misonix has a solid foundation to continue pursuing a range of near- and long-term growth opportunities that we are confident will deliver enhanced returns for our shareholders.

“The demonstrated clinical benefits of Misonix’s ultrasonic surgical devices are a key driver behind the strong demand for our products and improved competitive position across our domestic and international markets. Robust growth in both consumables and equipment sales drove a 20% increase in product revenue for fiscal 2018. We are also very pleased to see continued double-digit revenue growth in our consumables business, a high-margin recurring revenue stream that brings added predictability to our results. Excluding license revenue, consumables accounted for 81% of total sales for the fiscal fourth quarter and 75% of sales for the full year. And, with over 62,000 surgical procedures performed with Misonix consumables, we exceeded our goal for fiscal 2018 and remain on track to meet or exceed our goal of 100,000 annual procedures world-wide within three years.

“In line with our commitment to radically improve patient outcomes through medical technology innovation, we continued to invest in R&D to support the development of new ultrasonic surgical solutions and products, including our next generation Nexus platform product. We have received an overwhelmingly positive response from physicians who tested early prototypes and have incorporated their feedback to make further enhancements to the Nexus product line, which will be unveiled at the NASS conference in September. Nexus presents a compelling value proposition to hospitals and physicians, allowing Misonix to further penetrate operating rooms by expanding our addressable markets.

“As we pursue the next phase of growth for Misonix, we will continue to focus on actively managing our capital structure, driving sales, improving productivity and increasing efficiencies. We are confident that the direction we are headed in will enable us to meet our goal of enhancing long-term shareholder value as we move through fiscal 2019 and beyond.”

Sales Performance Supplemental Data

($ in millions)	For the Quarter Ended June 30,		Net Change		For the Year Ended June 30,		Net Change
	2018	2017	$	%	2018	2017	$	%
Total
Consumables	$7.0	$5.6	$1.4	25.5%	$24.5	$20.4	$4.1	20.5%
Equipment	1.6	2.3	(0.7)	-29.6%	8.2	6.9	1.3	17.7%
License	—	—	—	—	4.0	—	4.0	100.0%
Total	$8.6	$7.9	$0.7	9.5%	$36.7	$27.3	$9.4	34.5%

Domestic
Consumables	$4.6	$4.0	$0.6	16.9%	$17.7	$14.9	$2.8	19.1%
Equipment	0.3	0.5	(0.2)	-26.4%	2.3	1.6	0.7	42.4%
Total	4.9	4.5	0.4	12.2%	20.0	16.5	3.5	21.3%

International
Consumables	$2.4	$1.6	$0.8	46.5%	$6.8	$5.5	$1.3	24.5%
Equipment	1.3	1.8	(0.5)	-30.4%	5.9	5.3	0.6	10.4%
Total	3.7	3.4	0.3	5.9%	12.7	10.8	1.9	17.5%

License	$—	$—	$—	$—	$4.0	$—	$4.0	100.0%

Joe Dwyer, Chief Financial Officer, added, “Our strong fourth quarter and fiscal 2018 financial performance marked continued progress against our strategic initiatives, which led to record revenue as well as positive adjusted EBITDA and cash generated from operations. As a result, we ended the quarter with $11 million in cash while continuing to operate debt free. We remain focused on preserving our strong liquidity position and remain committed to profitably growing the business through investments in organic growth initiatives and select accretive acquisitions that bring complementary capabilities to our product portfolio and generate strong returns for our shareholders.”

“Looking ahead, we expect double-digit top-line growth to continue in fiscal 2019 as we continue to follow the approach we’ve successfully deployed to build the top line, maintain close control of fixed and variable costs and optimize the balance sheet and capital structure. As it relates to revenue guidance, we anticipate product revenue growth in fiscal 2019 to exceed 20%, with gross profit margins of approximately 70%.”

Fiscal Fourth Quarter 2018 Conference Call

Misonix will host a conference call at 4:30 p.m. ET today, Wednesday, September 5, 2018. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 888-204-4368 (domestic) or 323-794-2423 (international), conference ID 3913387. Participants may also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Misonix’s website at www.misonix.com. A webcast replay will be available for 30 days following the live event at www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) designs, manufactures and markets ultrasonic medical devices for the precise removal of hard and soft tissue, including bone removal, wound debridement and ultrasonic aspiration. Misonix is focused on leveraging its proprietary ultrasonic technology to become the standard of care in operating rooms and clinics around the world. Misonix’s proprietary ultrasonic medical devices are used in a growing number of medical procedures, including spine surgery, neurosurgery, orthopedic surgery, cosmetic surgery, laparoscopic surgery, and other surgical and medical applications. At Misonix, Better Matters to us. That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of ultrasonic surgical products that radically improve patient outcomes. Additional information is available on the Company’s web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, delays and risks associated with the performance of contracts, risks associated with international sales and currency fluctuations, uncertainties as a result of research and development, acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy, risks involved in introducing and marketing new products, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, including the timing and monetary requirements of such activities, the timing of finding strategic partners and implementing such relationships, regulatory risks including approval of pending and/or contemplated 510(k) filings, the ability to achieve and maintain profitability in the Company’s business lines, the impact of the pending investigation by the Department of Justice and Securities Exchange Commission, and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Contact:
Joe Dwyer Chief Financial Officer Misonix, Inc. 631-694-9555	Joseph Jaffoni, Norberto Aja, Jennifer Neuman JCIR 212-835-8500 or mson@jcir.com

Misonix, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the years ended
	June 30,
	2018	2017	2016

Revenues
Product	$32,669,826	$27,269,963	$23,113,194
License	4,010,000	$—	$—
Total revenue	$36,679,826	$27,269,963	$23,113,194

Cost of goods sold	9,794,898	8,217,439	7,640,626
Gross profit	26,884,928	19,052,524	15,472,568

Operating expenses:
Selling expenses	16,368,381	14,220,907	12,632,961
General and administrative expenses	9,063,139	9,595,206	6,829,516
Research and development expenses	4,394,149	1,837,497	1,839,479
Total operating expenses	29,825,669	25,653,610	21,301,956
Loss from operations	(2,940,741)	(6,601,086)	(5,829,388)

Other income (expense):
Interest income	26,123	75	81
Royalty income and license fees	525,438	3,771,610	3,948,757
Other	2,274	(36,211)	(21,878)
Total other income	553,835	3,735,474	3,926,960

(Loss) from continuing operations before income taxes	(2,386,906)	(2,865,612)	(1,902,428)

Income tax expense (benefit)	5,416,646	(1,022,808)	(573,351)

Net (loss) from continuing operations	(7,803,552)	(1,842,804)	(1,329,077)
Discontinued operations:
Gain from sale of discontinued operations net of tax of $58,883, $88,375 and $93,069, respectively	191,117	161,625	156,931
Net income from discontinued operations	191,117	161,625	156,931
Net (loss)	$(7,612,435)	$(1,681,179)	$(1,172,146)

Net income (loss) per share:
Continuing operations:
Basic	$(0.87)	$(0.22)	$(0.17)
Diluted	$(0.87)	$(0.22)	$(0.17)

Discontinued operations
Basic	$0.02	$0.02	$0.02
Diluted	$0.02	$0.02	$0.02

Combined
Basic	$(0.85)	$(0.20)	$(0.15)
Diluted	$(0.85)	$(0.20)	$(0.15)

Weighted average shares - Basic	9,009,189	8,398,778	7,776,949
Weighted average shares - Diluted	9,009,189	8,398,778	7,776,949

Misonix, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	June 30,
	2018	2017

Assets
Current assets:
Cash and cash equivalents	$10,979,455	$11,557,071
Accounts receivable, less allowance for doubtful accounts of $200,000 and $96,868, respectively	5,245,549	5,133,389
Inventories, net	5,019,886	4,992,434
Prepaid expenses and other current assets	611,647	918,899
Total current assets	21,856,537	22,601,793

Property, plant and equipment, net of accumulated amortization and depreciation of $9,023,235 and $6,976,282, respectively	4,188,378	3,730,203
Patents, net of accumulated amortization of $1,063,393 and $885,394, respectively	757,447	719,136
Goodwill	1,701,094	1,701,094
Intangible and other assets	517,295	282,876
Deferred income tax	—	4,334,547
Total assets	$29,020,751	$33,369,649

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,794,098	$1,861,228
Accrued expenses and other current liabilities	2,812,172	3,346,138
Total current liabilities	4,606,270	5,207,366

Deferred lease liability	—	9,354
Deferred income	13,303	13,087
Total liabilities	4,619,573	5,229,807

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value-shares authorized 40,000,000; 9,430,466 and 9,357,166 shares issued and outstanding in each period	94,305	93,572
Additional paid-in capital	39,772,973	36,808,810
Accumulated deficit	(15,466,100)	(8,762,540)
Total shareholders’ equity	24,401,178	28,139,842
Total liabilities and shareholders’ equity	$29,020,751	$33,369,649

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as the net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense and engineering costs associated with its development of its next generation platform, which will not be a recurring cost when the project is completed in late 2018.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

Misonix, Inc. and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited)

(in millions)	Three Months Ended		Year Ended
	June 30,		June 30,
	2018	2017	2018	2017

EBITDA:
Net income (loss)	$(1.8)	$(0.4)	$(7.6)	$(1.7)
Depreciation and amortization	0.4	0.3	1.4	1.1
Income taxes	0.3	(0.8)	5.4	(1.0)
EBITDA	(1.1)	(0.9)	$(0.8)	(1.6)

Non-cash compensation	0.5	0.5	2.7	1.0
Next generation engineering	0.4	0.1	2.3	0.1
Adjusted EBITDA	$(0.2)	$(0.3)	$4.2	$(0.5)